Exhibit 99.1

Certifications of Chief Executive Officer and Chief Financial Officer pursuant to
18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of TransMontaigne Inc. (the “Company”), each hereby certifies that on the date hereof:

(a)
the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2002 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DONALD H. ANDERSON Donald H. Anderson President, Chief Executive Officer, Chief Operating Officer and Vice Chairman September 26, 2002

/s/ HAROLD R. LOGAN, JR. Harold R. Logan, Jr. Executive Vice President, Chief Financial Officer and Treasurer September 26, 2002